UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2005

                         THE PEPSI BOTTLING GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                1-14893                13-4038356
  (State or other jurisdiction     (Commission            (IRS Employer
         of incorporation)         File Number)         Identification No.)

                      One Pepsi Way, Somers, NY           10589
             (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code (914) 767-6000

                                       N/A
                                      -----
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                        Section 2 - Financial Information

Item 2.02  Results of Operations and Financial Condition.

     On January 25, 2005, The Pepsi Bottling Group, Inc. announced its financial results for its fourth quarter and its full year ended December 25, 2004, and also provided its full year 2005 forecast as described in the press release furnished hereto as Exhibit 99.1, which is incorporated herein by reference.


Item 2.06  Material Impairment.

     On January 24, 2005, The Pepsi Bottling Group, Inc. ("PBG") concluded that a $9 million non-cash impairment charge ($6 million net of tax and minority interest) should be reflected in its unaudited financial results for its fourth quarter and its full year ended December 25, 2004. The charge relates to PBG's re-evaluation of the accounting life of the franchise licensing agreements of The Pepsi Bottling Group Mexico S.R.L. ("PBG Mexico") for the Squirt trademark in certain territories of Mexico.

     PBG Mexico's franchise licensing agreements for the Squirt brand were considered to have an indefinite life and granted PBG the exclusive right to produce, sell, and distribute beverages under the Squirt trademark in certain territories of Mexico. In December 2004, Cadbury Bebidas, S.A. de C.V. ("Cadbury Mexico"), the owner of the Squirt trademark, sent PBG Mexico notices that purportedly terminated the Squirt licenses for these territories effective January 15, 2005. PBG Mexico believes that these licenses continue to be in effect and that Cadbury Mexico has no legally supportable basis to terminate the licenses. However, as a result of these recent unanticipated actions, PBG is no longer certain that it will have the right to distribute Squirt in Mexico after certain of its contractual rights expire in 2015. Accordingly, PBG has concluded that the franchise rights relating to the Squirt trademark should no longer be considered to have an indefinite life, but should be treated as having a 10 year life for accounting purposes. Due to the curtailment in the useful life of these franchise rights, PBG recorded a $9 million non-cash impairment charge. The value remaining after the $9 million impairment charge will be amortized over the estimated useful life of 10 years, resulting in an approximately $2 million expense each year, starting in 2005.


                  Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibit 99.1  Press release dated January 25, 2005, which is being furnished hereto pursuant to Item 2.02.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE PEPSI BOTTLING GROUP, INC.
                                             (Registrant)

Date:  January 25, 2005              By: /s/ Steven M. Rapp
      ------------------                 ------------------
                                              (Signature)
                                         Steven M. Rapp, Senior Vice President,
                                         General Counsel and Secretary